EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of August 15, 2001

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 51	F&G 780 MOD II	300	Shipyard			Damaged in blowout and subsequent fire. Rig is being inspected and evaluated.
ENSCO 54	F&G 780 MOD II	300	El Paso	Mid 40's	S. Timbalier 270	9/01
ENSCO 55	F&G 780 MOD II	300	Forest Oil	Low 50's	S. Marsh Island 105	12/01, market rates
ENSCO 60	Levingston 111-C	300	Kerr McGee	Mid 40's	Main Pass 108	9/01
ENSCO 64	MLT 53	250	Shipyard			12/01
ENSCO 67	MLT 84 Class	400	W&T Offshore	Low 60's	E. Cameron 345	10/01
ENSCO 68	MLT 84 Class	350	Transworld	Low 60's	Vermillion 369	8/01
ENSCO 69	MLT 84 Class	400	Samedan	High 50's	Vermillion 371	10/01
ENSCO 81	MLT 116-C	350	Houston Expl.	Mid 60's	Mustang Island A-31	9/01
ENSCO 82	MLT 116-C	300	BP	High 50's	Mustang Island 487	12/01, rate adjusted to index
ENSCO 83	MLT 82 SD-C	250	Houston Expl.	High 40's	Matagorda Island 682	9/01
ENSCO 84	MLT 82 SD-C	250	Apache	Mid 40's	Matagorda Island 634	9/01
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Low 50's	Mobile Bay 63	Month to month
ENSCO 87	MLT 116-C	350	Chieftain	Mid 40's	High Island A-554	9/01
ENSCO 88	MLT 82 SD-C	250	ADTI	Low 40's	S. Marsh Island 232	9/01
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Low 50's	S. Timbalier 55	Month to month
ENSCO 90	MLT 82 SD-C	250	Bois d' Arc	Low 40's	S. Timbalier 9	10/01
ENSCO 93	MLT 82 SD-C	250	BP	Low 40's	Matagorda Island 623	9/01, rate adjusted to index
ENSCO 94	Hitachi C-250	250	Shipyard			9/01
ENSCO 95	Hitachi C-250	250	Chevron	Mid 40's	S. Timbalier 176	Well to well
ENSCO 98	MLT 82 SD-C	250	UNOCAL	High 40's	Eugene Island 39	4/02, market rates
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Low 50's	Mobile Bay 112	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	7500	Burlington	Mid 180's	Atwater Valley 353	1/04

Platform Rigs
ENSCO 21	2000 HP API		Available		Amelia, LA	8/01
ENSCO 22	2000 HP API		Available		Amelia, LA	8/01
ENSCO 23	2000 HP API		Available		Amelia, LA	8/01
ENSCO 24	2000 HP API		ExxonMobil	Mid 20's	S. Pass 93	11/01
ENSCO 25	3000 HP API		Texaco	Low 20's	Viosca Knoll 786	1/02
ENSCO 26	3000 HP API		ExxonMobil	Low 30's	Aliminos Canyon 25	1/02
ENSCO 29	3000 HP API		Texaco	Low 20's	West Delta 109	9/01

North Sea
ENSCO 70	Hitachi K1032N	250	DONG/Phillips	Low 70's	Denmark	Dec. 01; rate increase to mid 70's, Aug. 01
ENSCO 71	Hitachi K1032N	225	Maersk	Low 50's	Denmark	Jul 02; rate increase to low 70's in Aug. 01 21 days shipyard downtime in Q4
ENSCO 72	Hitachi K1025N	225	Burlington	Mid 70's	UK - Irish Sea	Dec. 01
ENSCO 80	MLT-116-CE	225	Phillips	Mid 70's	UK	Oct. 01
ENSCO 85	MLT-116-C	225	Clyde	High 60's	Netherlands	Jan. 02; rate increase to low 70's in Oct. 01
ENSCO 92	MLT-116-C	225	Conoco	Mid 70's	UK	Jan. 02
ENSCO 100	MLT-150-88	325	VEBA	Low 40's	Netherlands	Jan. 02
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Apr. 02

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	High 30's	Indonesia	Jan. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	VietsovPetro	Low 30's	Vietnam	Next to Unocal, high 50's, Aug. 01 - May 02
ENSCO 56	F&G 780 Mod II	300	Apache Energy	Low 70's	Australia	May 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Mid 20's	Thailand	Jan. 03; Jan. 02 - Jan. 03, low 50's
ENSCO 96	Hitachi C-250	250	NDC/ADMA	High 20's	U.A.E.	Oct. 01
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Jul. 02

South America
ENSCO I	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	Apr. 04; assigned to PDVSA, Jan. 01 - Jan. 02
ENSCO II	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	May 04; assigned to Shell, Jun. 01 - Jun. 02
ENSCO III	Barge Rig		Chevron	Low 40's	Lake Maracaibo	Jul. 04
ENSCO V	Barge Rig		available		Lake Maracaibo
ENSCO VI	Barge Rig		available		Lake Maracaibo
ENSCO XI	Barge Rig		available		Lake Maracaibo
ENSCO XII	Barge Rig		Committed		Lake Maracaibo	To Venture Production (Trinidad) Ltd., high 20's, Aug. 01 - Feb. 02
ENSCO XIV	Barge Rig		stacked		Lake Maracaibo
ENSCO XV	Barge Rig		stacked		Lake Maracaibo